UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

BERRY PLASTICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	033-75706-01	35-1813706
(State of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

101 Oakley Street Evansville, Indiana		47710
(Address of principal executive offices)		(Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Additional Guarantors

Exact Name	Jurisdiction of Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Name, Address and Telephone Number of Principal Executive Offices
Aerocon, LLC	Delaware	3089	35-1948748	(a)
Berry Iowa, LLC	Delaware	3089	42-1382173	(a)
Berry Plastics Design, LLC	Delaware	3089	62-1689708	(a)
Berry Plastics Technical Services, Inc.	Delaware	3089	57-1029638	(a)
Berry Sterling Corporation	Delaware	3089	54-1749681	(a)
CPI Holding Corporation	Delaware	3089	34-1820303	(a)
Knight Plastics, LLC	Delaware	3089	35-2056610	(a)
Packerware, LLC	Delaware	3089	48-0759852	(a)
Pescor, Inc.	Delaware	3089	74-3002028	(a)
Poly-Seal, LLC	Delaware	3089	52-0892112	(a)
Venture Packaging, Inc.	Delaware	3089	51-0368479	(a)
Venture Packaging Midwest, Inc.	Delaware	3089	34-1809003	(a)
Berry Plastics Acquisition Corporation III	Delaware	3089	37-1445502	(a)
Berry Plastics Opco, Inc.	Delaware	3089	30-0120989	(a)
Berry Plastics Acquisition Corporation V	Delaware	3089	36-4509933	(a)
Berry Plastics Acquisition Corporation VIII	Delaware	3089	32-0036809	(a)
Berry Plastics Acquisition Corporation IX	Delaware	3089	35-2184302	(a)
Berry Plastics Acquisition Corporation X	Delaware	3089	35-2184301	(a)
Berry Plastics Acquisition Corporation XI	Delaware	3089	35-2184300	(a)
Berry Plastics Acquisition Corporation XII	Delaware	3089	35-2184299	(a)
Berry Plastics Acquisition Corporation XIII	Delaware	3089	35-2184298	(a)
Berry Plastics Acquisition Corporation XV, LLC	Delaware	3089	35-2184293	(a)
Kerr Group, LLC	Delaware	3089	95-0898810	(a)
Saffron Acquisition, LLC	Delaware	3089	94-3293114	(a)
Setco, LLC	Delaware	3089	56-2374074	(a)
Sun Coast Industries, LLC	Delaware	3089	59-1952968	(a)
Cardinal Packaging, Inc.	Ohio	3089	56-1396561	(a)
Covalence Specialty Adhesives LLC	Delaware	2672	20-4104683	(a)
Covalence Specialty Coatings LLC	Delaware	2672	20-4104683	(a)
Caplas LLC	Delaware	3089	20-3888603	(a)
Caplas Neptune, LLC	Delaware	3089	20-5557864	(a)
Captive Plastics Holdings, LLC	Delaware	3089	20-1290475	(a)
Captive Plastics, LLC	Delaware	3089	22-1890735	(a)
Grafco Industries Limited Partnership	Maryland	3089	52-1729327	(a)
Rollpak Acquisition Corporation	Indiana	3089	03-0512845	(a)
Rollpak Corporation	Indiana	3089	35-1582626	(a)
Pliant, LLC	Delaware	2673	43-2107725	(a)
Pliant Corporation International	Utah	2673	87-0473075	(a)
Pliant Film Products of Mexico, Inc.	Utah	2673	87-0500805	(a)
Pliant Packaging of Canada, LLC	Utah	2673	87-0580929	(a)

Uniplast Holdings, LLC	Delaware	2673	13-3999589	(a)
Uniplast U.S., Inc.	Delaware	2673	04-3199066	(a)
Berry Plastics SP, Inc.	Virginia	3089	52-1444795	(a)

(a) 101 Oakley Street, Evansville, IN 47710

Item 1.01 Entry into a Material Definitive Agreement

1. Supplemental Indentures

On November 19, 2010, Berry Plastics Corporation (“Berry”) entered into (i) a supplemental indenture dated as of November, 19, 2010 ( the “2006 Notes Supplemental Indenture”), to the Indenture dated as of September 20, 2006, by and among Berry, each of the guarantors party thereto, and U.S. Bank National Association, as Trustee, pursuant to which the 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 (the “2006 Notes”) were issued (as amended and supplemented, the “2006 Indenture”) and (ii) a supplemental indenture dated as of November 19, 2010 (the “2009 Notes Supplemental Indenture”) to the Indenture dated as of November 12, 2009, by and among Berry, each of the guarantors party thereto, and U.S. Bank National Association, as Trustee, pursuant to which the 8 7/8% Second Priority Senior Secured Notes due 2014 (the “2009 Notes”) were issued (as amended and supplemented, the “2009 Indenture” and, together with the 2006 Indenture, the “Indentures”).

The 2006 Notes Supplemental Indenture and the 2009 Notes Supplemental Indenture (together, the “Supplemental Indentures”) were entered into in connection with Berry’s tender offers and consent solicitations with respect to the 2006 Notes and the 2009 Notes (together, the “Notes”) which were commenced November 4, 2010 (the “Tender Offers”). The Supplemental Indentures amend the terms governing the Notes to, among other things, eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the Indentures governing the Notes. The 2006 Notes Supplemental Indenture does not amend the 2006 Indenture as such indenture relates to Berry’s Second Priority Senior Secured Floating Rate Notes due 2014 issued pursuant to such indenture. The Supplemental Indentures became effective upon Berry’s acceptance of a majority in principal amount of the applicable Notes for payment under the early acceptance terms in the Tender Offers. In addition, the information in this Item, including Exhibits 4.01 and 4.02, shall be deemed to be incorporated by reference to the Offer to Purchase and Consent Solicitation Statement dated November 4, 2010 (the “Offer to Purchase”) delivered in connection with the Tender Offers.

2. Indenture and 9.75% Second Priority Senior Secured Notes due 2021

On November 19, 2010, Berry issued $800,000,000 in aggregate principal amount of 9.75% Second Priority Senior Secured Notes due 2021 (the “Second Priority Notes”) pursuant to an indenture dated November 19, 2010 (the “Second Priority Notes Indenture”), by and among Berry, U.S. Bank National Association, as trustee, and the guarantor parties thereto (the “Second Priority Note Guarantors”).

The Second Priority Notes are senior obligations of Berry, have the benefit of a second priority security interest in the Second Priority Collateral described below and will mature on January 15, 2021. Each Second Priority Note bears interest at 9.75% per annum, payable on January 15 and July 15 of each year, commencing on July 15, 2011, to holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding the interest payment date.

On or after January 15, 2016, Berry may redeem the Second Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on January 15th of the years set forth below:

Period	Redemption Price
2016	104.875%
2017	103.250%
2018	101.625%
2019 and thereafter	100.000%

In addition, at any time and from time to time on or prior to January 15, 2014, Berry may redeem in the aggregate up to 35% of the original aggregate principal amount of the Second Priority Notes (calculated after giving effect to any issuance of additional Second Priority Notes) with the net cash proceeds of one or more equity offerings by Berry or by any direct or indirect parent of Berry, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of Berry or used to purchase capital stock of Berry from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.750%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Second Priority Notes (calculated after giving effect to any issuance of additional Second Priority Notes) remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Second Priority Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

The Second Priority Notes may be redeemed, at our option, prior to January 15, 2016, at a price equal to 100% of the principal amount of the Second Priority Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to the redemption date, plus an applicable premium.

The Second Priority Notes are fully and unconditionally guaranteed, jointly and severally, on a second priority senior secured basis, by each of Berry’s existing and future direct or indirect domestic subsidiaries that guarantees Berry’s senior secured credit facilities and Berry’s first priority senior secured notes. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Second Priority Notes.

The Second Priority Notes and the guarantees thereof are unsubordinated obligations of Berry and the Second Priority Note Guarantors, are secured by a second priority security interest in substantially all of the assets of Berry and its existing and future guarantor subsidiaries that secure its obligations under its senior secured credit facilities, subject to certain specified exceptions, and rank equally in right of payment to all of Berry’s and the Second Priority Note Guarantors’ existing and future unsubordinated indebtedness. The right of holders of the Second Priority Notes to receive proceeds of the collateral is contractually junior to the rights of holders of Berry’s existing first priority senior secured notes and holders of Berry’s obligations under its senior secured credit facilities, and is contractually equal to the rights of holders of Berry’s existing second priority senior secured notes.

Upon the occurrence of certain changes of control of Berry, each holder of Second Priority Notes will have the right to require Berry to repurchase all or any part of such holder’s Second Priority Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any qualifying change of control event, except to the extent that Berry has previously elected to redeem the Second Priority Notes as described above, Berry shall mail or send electronically a notice to each holder with a copy to the trustee.

The Second Priority Notes Indenture contains a number of restrictive covenants, including those relating to the following:

(1)	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;

(2)	Limitation on Restricted Payments;

(3)	Dividend and Other Payment Restrictions Affecting Subsidiaries;

(4)	Asset Sales;

(5)	Transactions with Affiliates;

(6)	Liens;

(7)	Reports and Other Information;

(8)	Future Note Guarantors;

(9)	Amendment of Security Documents; and

(10)	After-Acquired Property.

The Second Priority Notes Indenture provides that Berry may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Berry is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person unless certain conditions are met.

Upon the occurrence of certain events of default specified in the Second Priority Notes Indenture, the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding Second Priority Notes may become due and payable immediately.

3. Registration Rights Agreement

On November 19, 2010, Berry, the Note Guarantors and the initial purchasers of the Second Priority Notes entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Second Priority Notes. The following is a brief description of the terms of the Registration Rights Agreement and is qualified by reference to the terms of the Registration Rights Agreement filed as Exhibit 4.05 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined in this section shall have the meanings specified in the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, Berry and the Note Guarantors will agree to use their commercially reasonable efforts to (x) within 180 days of November 19, 2010, file with the Commission and (y) within 270 days of November 19, 2010, cause to become effective a registration statement, on the appropriate form under the Securities Act, relating to an offer to exchange the Second Priority Notes, respectively, for registered notes with terms identical to the Second Priority Notes, respectively (except that the new notes will not be subject to restrictions on transfer or to any increase in interest rate as described below) (the “Exchange Notes”). Following the effectiveness of the exchange offer registration statement, Berry and the Note Guarantors will offer to the holders who are able to make certain representations the opportunity to exchange their Second Priority Notes for Exchange Notes.

If, with respect to the Second Priority Notes:

(1) Berry and the Note Guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2) any holder notifies us prior to the 20th day following consummation of the exchange offer that:

(a) it is prohibited by law or SEC policy from participating in the exchange offer;

(b) it may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns Second Priority Notes acquired directly from us or our affiliate,

Berry and the Note Guarantors will be obligated to file with the SEC a shelf registration statement (the “Shelf Registration”) to cover resales of the Second Priority Notes, respectively, by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration. Berry and the Note Guarantors will use their commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

The Registration Rights Agreement provides that:

(1) unless the exchange offer would not be permitted by applicable law or SEC policy, Berry and the Note Guarantors will use their commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 270 days after November 19, 2010;

(2) unless the exchange offer would not be permitted by applicable law or SEC policy, Berry and the Note Guarantors will commence the exchange offer; and

(3) if obligated to file the shelf registration statement, Berry and the Note Guarantors will file the Shelf Registration with the SEC on or prior to 180 days after such filing obligation arises and will use their commercially reasonable efforts to cause the Shelf Registration to be declared effective by the SEC on or prior to 270 days after such obligation arises.

Additionally, the Registration Rights Agreement provides that, if:

(1) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(2) Berry and the Note Guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

(3) the Shelf Registration or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable, subject to certain exceptions, in connection with resales or exchanges of Second Priority Notes, respectively, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then Berry and the Note Guarantors will pay additional interest to each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum of the principal amount of the Second Priority Notes held by such holder, as applicable. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such Second Priority Notes, as applicable, with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum of the principal amount of such Second Priority Notes.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On November 19, 2010, Berry issued a press release announcing that as of 5:00 p.m., New York City time, on November 18, 2010 (the “Consent Date”), holders of (i) $502,719,000 aggregate principal amount of the 2006 Notes and (ii) $247,638,000 aggregate principal amount of the 2009 Notes had tendered their Notes and consented to certain proposed amendments pursuant to Berry’s previously announced Tender Offers. As of the Consent Date, (i) $22,281,000 aggregate principal amount of the 2006 Notes have not been tendered and (ii) $2,362,000 aggregate principal amount of the 2009 Notes have not been tendered. Berry has elected to exercise its right to accept for early payment all the 2006 Notes and the 2009 Notes validly tendered prior to 5:00 p.m., New York City time, on November 18, 2010. Pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement dated November 4, 2010 (the “Offer to Purchase”), Berry has accepted for purchase (i) $502,719,000 aggregate principal amount of the 2006 Notes, and (ii) $247,638,000 aggregate principal amount of the 2009 Notes. Notwithstanding Berry’s exercise of its early acceptance rights, the Tender Offers will remain open until 12:00 midnight, New York City time, on December 3, 2010, unless extended or earlier terminated (the “Expiration Date”), and subject to the terms and conditions set forth in the Offer to Purchase. Holders of Notes who validly tender their Notes after the Consent Date but on or before the Expiration Date will only be eligible to receive the tender offer consideration and will not receive the consent payment.

As a result of the requisite consents of the holders of the Notes, Berry has entered into the Supplemental Indentures described above with each trustee under the 2006 Indenture and the 2009 Indenture that give effect to the proposed amendments described in Berry’s Offer to Purchase. The proposed amendments to the Indentures will eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the Indentures governing the Notes.

A copy of the press release dated November 19, 2010 is attached hereto as Exhibit 99.01 and is incorporated herein by reference. In addition, the information in this Item, including Exhibit 99.01, shall be deemed to be incorporated by reference to the Offer to Purchase.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.01	Supplemental Indenture, dated November 19, 2010, to the Indenture dated as of September 20, 2006, respecting Berry’s 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014, among Berry Plastics Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.02	Supplemental Indenture, dated November 19, 2010, to the Indenture dated as of November 12, 2009, respecting Berry’s 8 7/8% Second Priority Senior Secured Notes due 2014, among Berry Plastics Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.03	Indenture, by and among Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein and U.S. Bank National Association, as Trustee, relating to 9.75% second priority senior secured notes due 2021, dated November 19, 2010.

4.04	Additional Secured Creditor Consent, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation signatory thereto and U.S. Bank National Association, as Authorized Representative and Collateral Agent, relating to 9.75% second priority senior secured notes due 2021, dated November 19, 2010.

4.05	Registration Rights Agreement, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein and Credit Suisse Securities (USA) LLC, as representatives of the Initial Purchasers, relating to 9.75% second priority senior secured notes due 2021, dated November 19, 2010.

99.01	Press Release of Berry Plastics Corporation, dated November 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS CORPORATION

Date: November 19, 2010	By:	/S/ JAMES M. KRATOCHVIL
	Name:	James M. Kratochvil
	Title:	Executive Vice President, Chief Financial Officer, Assistant Treasurer and Secretary

EXHIBIT INDEX

4.01	Supplemental Indenture, dated November 19, 2010, to the Indenture dated as of September 20, 2006, respecting Berry’s 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014, among Berry Plastics Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.02	Supplemental Indenture, dated November 19, 2010, to the Indenture dated as of November 12, 2009, respecting Berry’s 8 7/8% Second Priority Senior Secured Notes due 2014, among Berry Plastics Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee.

4.03	Indenture, by and among Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein and U.S. Bank National Association, as Trustee, relating to 9.75% second priority senior secured notes due 2021, dated November 19, 2010.

4.04	Additional Secured Creditor Consent, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation signatory thereto and U.S. Bank National Association, as Authorized Representative and Collateral Agent, relating to 9.75% second priority senior secured notes due 2021, dated November 19, 2010.

4.05	Registration Rights Agreement, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein and Credit Suisse Securities (USA) LLC, as representatives of the Initial Purchasers, relating to 9.75% second priority senior secured notes due 2021, dated November 19, 2010.

99.01	Press Release of Berry Plastics Corporation, dated November 19, 2010.